Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-1 (Amendment No. 10) of our report dated October 26, 2022, with respect to our audit of the consolidated financial statements of Junee Limited and Subsidiary as of June 30, 2022 and for the year ended June 30, 2022. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Friedman LLP

New York, New York

November 20, 2023